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                                                                Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference of our reports dated August 15, 1995, with respect to the financial statements and schedules of Cisco Systems, Inc. for the years ended July 30, 1995, included in the Annual Report (Form 10-k) for 1995, filed with the Securities and Exchange Commission, in the Registration Statement on Form S-8 of Cisco Systems, Inc. for the registration of 1,118,047 shares of its common stock and 1,118,047 options to purchase shares of its common stock.



                                                COOPERS & LYBRAND L.L.P.


San Jose, California
November 14, 1995